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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hooper Holmes, Inc. for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated December 10, 1999, with respect to the financial statements of Paramedical Services of America, Inc. included in the Current Report on Form 8-K/A of Hooper Holmes, Inc. filed with the Securities and Exchange Commission on January 14, 2000.

                                          /s/ Ernst & Young LLP

Atlanta, GA
February 22, 2000